SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)
Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[X]           Soliciting Material under Rule 14a-12

BIGLARI HOLDINGS INC.
(Name of Registrant as Specified in its Charter)

Nicholas J. Swenson
Groveland Capital LLC
Groveland Hedged Credit Fund LLC
Groveland Master Fund Ltd.
Seth G. Barkett
Thomas R. Lujan
James W. Stryker
Ryan P. Buckley
Stephen J. Lombardo III
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Groveland Group Announces the Nomination of Directors of Biglari Holdings Inc.

The Groveland Group (as defined herein) is pleased to announce the nomination of Nicholas J. Swenson, Seth G. Barkett, Thomas R. Lujan, James W. Stryker, Stephen J. Lombardo III, and Ryan P. Buckley to serve as directors of Biglari Holdings Inc., in opposition to the slate of director nominees which will be nominated by Biglari Holdings.  It is expected that Biglari Holdings' 2015 Annual Meeting of Shareholders will be held in the second quarter of 2015.  The Groveland Group plans to file proxy materials with the Securities and Exchange Commission asking for shareholders to vote for the Groveland Group’s nominees on the WHITE proxy card.

Important Information
This filing is not a solicitation of a proxy from any security holder of Biglari Holdings Inc. (the “Company”).  The Groveland Group (whose members are identified below) has nominated Nicholas J. Swenson, Seth G. Barkett, Thomas R. Lujan, James W. Stryker, Stephen J. Lombardo III, and Ryan P. Buckley as nominees to the Company’s board of directors and intends to solicit votes for the election of Nicholas J. Swenson, Seth G. Barkett, Thomas R. Lujan, James W. Stryker, Stephen J. Lombardo III, and Ryan P. Buckley as members of the Company’s board of directors (the “Groveland Nominees”).  The Groveland Group will send a definitive proxy statement, WHITE proxy card and related proxy materials to shareholders of the Company seeking their support of the Groveland Nominees at the Company’s 2015 Annual Meeting of Shareholders.  Shareholders are urged to read the definitive proxy statement and WHITE proxy card when they become available, because they will contain important information about the Groveland Group, the Groveland Nominees, the Company and related matters.  Shareholders may obtain a free copy of the definitive proxy statement and WHITE proxy card (when available) and other documents filed by the Groveland Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed by the Groveland Group with the SEC may also be obtained free of charge from the Groveland Group.

 Participants in Solicitation

The “Groveland Group” currently consists of the following persons who will be participants in the solicitation from the Company’s shareholders of proxies in favor of the Groveland Nominees: Groveland Master Fund Ltd. (formerly known as Groveland Hedged Credit Master Fund Ltd.), Groveland Hedged Credit Fund LLC, Groveland Capital LLC, Nicholas J. Swenson, and Seth G. Barkett.  Along with the Groveland Group, the following are also participants in the solicitation: Thomas R. Lujan, James W. Stryker, Stephen J. Lombardo III, and Ryan P. Buckley.  The participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Information regarding the participants and their interests may be found in the attached Notice of Intent to Nominate Directors and Submit Nominees for Election that the Groveland Group sent to the Company on November 21, 2014, which is incorporated herein by reference.

November 21, 2014

CERTIFIED MAIL RETURN RECEIPT REQUESTED  AND OVERNIGHT DELIVERY

Mr. Duane E. Geiger
Corporate Secretary
Biglari Holdings Inc.
17802 IH 10 West, Suite 400
San Antonio, TX 78257

Re:           Notice of Intent to Nominate Directors and Submit Nominees for Election

Dear Mr. Geiger:

This letter constitutes a notice of intent by Groveland Master Fund Ltd., formerly known as Groveland Hedged Credit Master Fund Ltd. (“Groveland”), to nominate six persons (each a “Groveland Nominee” and, collectively, the “Groveland Nominees”) for election as directors of Biglari Holdings Inc. (the “Company”) at the 2015 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held in April 2015, and to submit its nominees for election at the Annual Meeting.

This notice is being provided to you pursuant to Section 9 of Article IV of the Company’s Restated Bylaws, as amended to date (the “Bylaws”).  Groveland owns of record 100 shares of the Company’s common stock, stated value $.50 per share (the “Common Stock”), and beneficially owns an additional 2,900 shares of the Common Stock, which represents less than 1% of the outstanding Common Stock.

By the fact of Groveland’s submission of this notice of intent to nominate and submit the Groveland Nominees for election, it is our understanding the Company will now generally be obligated under the federal securities laws to file a preliminary proxy statement and form of proxy with the United States Securities and Exchange Commission to allow the Commission to review and comment on such proxy materials.

Groveland hereby notifies the Company pursuant to Section 9 of Article IV of the Bylaws that Groveland intends to nominate Messrs. Nicholas J. Swenson, Seth G. Barkett, Thomas R. Lujan, James W. Stryker, Stephen J. Lombardo III, and Ryan P. Buckley for election to the Board of Directors of the Company at the Annual Meeting.  Enclosed is the written consent of Messrs. Swenson, Barkett, Lujan, Stryker, Lombardo, and Buckley to be named in the proxy statement of the Groveland Group (as defined below) and to serve as directors of the Company if elected.  Groveland represents that it is a holder of record and beneficial owner of Common Stock entitled to vote at the Annual Meeting at the time of giving this notice, and intends to appear in person or by proxy at such meeting to nominate Messrs. Swenson, Barkett, Lujan, Stryker, Lombardo, and Buckley.  In connection with the Groveland Nominees, Groveland intends to deliver a proxy statement and form of WHITE proxy to shareholders of at least the percentage of the Company’s outstanding Common Stock required to elect the Groveland Nominees.

If the Company believes that this notice is incomplete or otherwise deficient in any respect, please contact Groveland immediately so that it may promptly address any alleged deficiencies.

Set forth below is certain information, including that required by Section 9 of Article IV of the Bylaws.  The information set forth below responds fully to all of the requirements of Section Section 9 of Article IV of the Bylaws.

Information as to Nominator

A. Name and Record Address

Groveland Master Fund Ltd. (f/k/a Groveland Hedged Credit Master Fund Ltd.)
3033 Excelsior Blvd., Suite 560
Minneapolis, MN 55416
Groveland Master Fund Ltd. (f/k/a Groveland Hedged Credit Master Fund Ltd.), a Cayman Islands exempted company, is engaged in various interests, including investments.  Groveland Hedged Credit Fund LLC, a Delaware limited liability company, is the sole shareholder of Groveland.  Groveland Capital LLC, a Delaware limited liability company, is the managing member of Groveland Hedged Credit Fund LLC.  Mr. Swenson is the managing member of Groveland Capital LLC.

The principal business address of each of Groveland, Groveland Hedged Credit Fund LLC, Groveland Capital LLC and Mr. Swenson is 3033 Excelsior Blvd., Suite 560, Minneapolis, MN 55416.  Groveland is engaged in various interests, including investments.  The principal employment of Mr. Swenson is (1) private investor; (2) serving as the Managing Member of various private investment companies; (3) serving as the Managing Member and President of Groveland Capital LLC, an investment manager; and (4) serving as CEO and Chairman of Air T, Inc.

Groveland, Groveland Hedged Credit Fund LLC, Groveland Capital LLC, Mr. Swenson and Mr. Barkett are sometimes referred to herein as the “Groveland Group.”  No other shareholders other than members of the Groveland Group are known to Groveland to be supporting Messrs. Swenson, Barkett, Lujan, Stryker, Lombardo, and Buckley as nominees.

B. Record and Beneficial Ownership

Groveland is the record holder of 100 shares of Common Stock, and the beneficial owner of an additional 2,900 shares of Common Stock.  Mr. Swenson beneficially owns 345 shares of Common Stock.  See below for the beneficial ownership of the members of the Groveland Group.

Information as to Nominees

A. Name, Age, and Business Address

Name	Age	Business Address

Nicholas J. Swenson	46	3033 Excelsior Blvd., Ste. 560, Minneapolis, MN 55416
Seth G. Barkett	31	3033 Excelsior Blvd., Ste. 560, Minneapolis, MN 55416
Thomas R. Lujan	65	5509 Eden Prairie Rd., Minnetonka, MN 55345
James W. Stryker	67	26131 Spur Branch Lane, Laguna Hills, CA 92653
Stephen J. Lombardo III	40	525 W. Monroe Street, Chicago, Illinois 60661
Ryan P. Buckley	31	443 N. Clark, Ste. 200, Chicago, IL 60654

B. Principal Occupation or Employment

Nick Swenson:
Since 2009, Mr. Swenson has been the Chief Executive Officer and a Portfolio Manager of Groveland Capital LLC.  He is also the CEO and Chairman of Air T, Inc. Mr. Swenson has been Chairman of Air T, Inc. since August 2013 and CEO since February 2014. Prior to forming Groveland Capital LLC, Mr. Swenson was a Portfolio Manager and Partner at Whitebox Advisors, LLC from 2001 to 2009. From 1999 to 2001, Mr. Swenson was a Research Analyst at Varde Partners, LLC, a hedge fund that specializes in investing in distressed debt. He was an Associate in Corporate Finance at Piper Jaffray, Inc. from 1996 to 1999. Mr. Swenson serves as a director of several companies. Mr. Swenson has a B.A. degree in History from Middlebury College (1991) and an M.B.A. from the University of Chicago (1996).

Seth Barkett:
Mr. Barkett joined Groveland Capital LLC, a hedge fund manager, in 2011. His responsibilities include investment research, trading, and portfolio management. Prior to joining Groveland Capital LLC, Seth was a co-manager at Vela Capital, a long/short hedge fund focused on small-cap stocks. Previously, Mr. Barkett was an associate at Storm Lake Capital, a merchant banking affiliate of Whitebox Advisors that invested in privately-held distressed automotive suppliers. At Storm Lake Capital, Seth pursued management buyouts, recapitalizations, and corporate restructurings. He was involved in sourcing deals, executing due diligence, and working closely with company executives to manage portfolio investments. Mr. Barkett began his career as a financial analyst at Resource Land Holdings, a private equity firm with alternative investments in natural resource-related assets. Mr. Barkett graduated with a B.A. in Business and Economics from Wheaton College (IL) and serves on the Board of Directors at Air T, Inc. (Nasdaq: AIRT).

Tom Lujan:
Mr. Lujan is the Principal of Lujan Legal Counsel, LLC, and served on active duty for 27 years in the United States Army, the last 19 years as a Member of the Judge Advocate General's Corps. Airborne and Ranger qualified, his notable assignments include being the first attorney ever assigned to 1st Special Forces Detachment-Delta (1st SFOD-D)(Delta Force), Staff Judge Advocate (Chief Counsel) United States Army Special Operations Command (USASOC) and Executive Officer to the Chief Judge of the Army. Colonel (Ret) Lujan is a graduate of the Army War College, Carlisle PA. His final assignment was as Staff Judge Advocate, United States Special Operations Command (USSOCOM) where he was responsible for providing legal advice across the entire spectrum to America's "Quiet Professionals" of every service component. Upon his retirement from active duty, Mr. Lujan was a founding Partner of Lundquist & Lujan PLLP, where he developed a broad business law practice that included: entity choice, business development, transactional matters, corporate finance, employment issues, intellectual property protection, corporate compliance, government contract negotiation, non-profit operation and certification, and internal investigations.  Mr. Lujan founded Lujan Legal Counsel, LLC in March of 2014.  He retains a Top Secret United States Government clearance. Mr. Lujan has served as a Member of the Advisory Board and Board of Directors for a number of privately held companies and is on the Board of Directors of Working Partners Foundation. Mr. Lujan is a 1971 graduate of the United States Military Academy at West Point, NY, and a 1979 graduate of the University of Minnesota Law School.

Jim Stryker:
Mr. Stryker is a finance and accounting consultant with 37 years of experience in the restaurant industry. At the beginning of his career, Mr. Stryker, as CFO of El Torito Restaurants, Inc. was instrumental in reducing general and administrative expenses and was active in the leveraged buyout to take the company private. Mr. Stryker continued to hone these skills at American Restaurant Group, Inc. where he implemented point-of-sale systems and financial analysis functions while cutting operational costs. As CFO at Rubio’s Restaurants, Inc., Mr. Styker developed a site selection process that resulted in a substantial increase in restaurant count. He contracted with a new food distributor as CFO of The Johnny Rockets Group, Inc. where he also negotiated senior lending agreements and was a driver in reducing general and administrative expenses. In his role of Executive Vice President and CFO at Wilshire Restaurant Group, Inc., Mr. Stryker negotiated a new franchise agreement and a senior debt refinancing. Mr. Stryker successfully negotiated the refinancing and directed the integration of the non-operations functions for the merger of two restaurant companies owned by a common private equity group as CFO of Perkins and Marie Callender’s Inc. Most recently, he has served as Interim Chief Financial Officer at California Fish Grill, LLC and HOA Restaurant Group, LLC both during and after their respective private equity acquisitions and Mr. Stryker was the Audit Committee Chair on the board of Diedrich Coffee, Inc. when the public company was successfully sold in 2010. Prior to his restaurant career, Mr. Stryker spent 7 years at Price Waterhouse & Co. Mr. Stryker has a B.A. in Economics from the University of California (Santa Barbara) and an M.B.A. from the University of California (Los Angeles).

Steve Lombardo III:
Mr. Lombardo is a partner at the Chicago office of the law firm of Katten Muchin Rosenman LLP. He focuses his practice in the corporate arena, representing buyers and sellers, including private equity funds and their portfolio companies, in connection with acquisitions and dispositions, private securities equity offerings and general corporate law matters, including the formation and governance of corporations, partnerships and LLC’s. With significant experience in the food and beverage industry, Steve has advised and counseled many companies in that sector, including restaurant groups such as the Gibsons Restaurant Group, Stir Crazy, Meatheads, Rice Garden, Five Napkin Burger, The Boat House, Moe’s Cantina and John Barleycorn. Steve also previously founded two separate businesses, East Coast Sports Video Productions, a television production company which produced the nationally syndicated program, College Football Magazine, and Blue Star International Imports, a wine importing and distribution firm. He currently serves as Chairman of the Gibsons Restaurant Group and is on the Board of the Chicago Chapter of Opus Connect. Mr. Lombardo passed the CPA exam in 1999. He has an undergraduate degree from Georgetown University and a J.D. from the Georgetown University Law Center.

Ryan Buckley:
Mr. Buckley is a director of Livingstone Partners LLC, an international investment bank with professionals in Chicago, Düsseldorf, London, Madrid, and Beijing. Livingstone provides advisory services to both healthy and distressed middle market companies with regard to merger and acquisition (M&A) and capital raising transactions. Ryan is one of Livingstone’s most tenured employees, joining the firm at its inception, and has been instrumental in supporting Livingstone’s growth and deal activity within the U.S.  Focused predominately on the consumer, healthcare, and industrial sectors, Mr. Buckley has completed transactions extending across both sell-side and buy-side M&A advisory work, capital raises consisting of senior and junior debt securities, preferred and common equity securities, and the rendering of both fairness and solvency opinions. His experience also includes advising on numerous cross-border transactions. Mr. Buckley’s clients and counterparties have comprised: (i) multinational corporates such as Anheuser-Busch InBev, Cookson Group, Mattel, ModusLink Global Solutions, PSS World Medical, and Tyco Electronics; (ii) private equity firms including Code Hennessy & Simmons, Encore Consumer Capital, GTCR, HIG Capital, Kohlberg & Co., KRG Capital Partners, and Orchard Holdings; and (iii) private companies such as ATI Physical Therapy, Aurora Casket Company, Ciao Bella Gelato, Goose Island Beer, Gibsons Restaurants, KGP Logistics, OAD Orthopaedics, and Scent-Lok. Prior to Livingstone, Mr. Buckley worked as an investment banking analyst at Brown Gibbons Lang & Co. in Chicago and in the workout group of Merrill Lynch Business Financial Services. Ryan holds a B.B.A. from the Stephen M. Ross School of Business at the University of Michigan and is series 63 and 79 licensed.

The combination of experience, skill sets, and qualifications discussed above led to the conclusion that each of the Groveland Nominees should serve as a director of the Company. Specifically, the Groveland Nominees have gained familiarity with the Company’s financial statements and understand both the demands of operating a business and the challenges currently facing the Company, which will make them a valuable resource on the Board of Directors.

C. Shares Owned Either Beneficially or Of Record

Other than the Groveland Nominee identified below, the Groveland Nominees do not own, directly or indirectly, shares of Common Stock.

Name of Nominee	Class	Amount

Nick Swenson	Common	3,000(1)

Nick Swenson	Common	345(2)
_______

1)
These shares of Common stock are held of record or beneficially by Groveland.  Because Mr. Swenson is the managing member of Groveland Capital LLC, which is the managing member of Groveland, he has the power to direct the affairs of Groveland, including the voting and disposition of shares of Common Stock owned by Groveland.  Therefore, Mr. Swenson is deemed to share voting and dispositive power with Groveland with regard to those shares of Common Stock.

2)      These shares of Common stock are owned personally by Nick Swenson

Except as otherwise described herein, none of the Groveland Nominees have, including without limitation any such interests held by members of his immediate family sharing the same household: (1) an interest in a derivative instrument related to the Common Stock; (2) any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of Common Stock; (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which he has a right to vote any shares of any security of the Company; (4) any short interest in any security of the Company directly or indirectly; (5) any rights to dividends on the shares of the Company beneficially owned by him that are separated or separable from the underlying shares of the Company; or (6) any performance-related fees (other than an asset-based fee) that he is entitled to based on any increase or decrease in the value of shares of Common Stock.

D. Interest of Certain Persons in Matters to be Acted Upon

Except as otherwise set forth herein, none of the Groveland Nominees are nor have been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as otherwise set forth herein, none of the Groveland Nominees nor any of their associates, have any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

E. Other Information

Directorships of Other Publicly Owned Companies

Mr. Swenson is Chairman of the Board of Directors at both Pro-Dex, Inc. and Air T, Inc. Mr. Swenson has been a member of the Board of Directors at Pro-Dex, Inc. since January 2013. He has been a member of the Board of Directors at Air T, Inc. since August 2012. Mr. Swenson also serves as a Board member at Insignia Systems, Inc. He has been a member of the Board of Directors of Insignia Systems, Inc. since November 2014.

Mr. Barkett has been a member of the Board of Directors at Air T, Inc. since August 2013.

Material Proceedings Adverse to the Company

To the knowledge of each of the Groveland Nominees, there are no material proceedings to which they, or any of their associates, are a party adverse to the Company or any of its subsidiaries, and none of them nor any of their associates have a material interest adverse to the Company or any of its subsidiaries.

Transactions In Stock of the Company

The following transactions are the only transactions during the past two years with regard to the Common Stock made by Mr. Swenson and members of the Groveland Group.  None of the other Groveland Nominees have had any transactions in the Common Stock during the past two years.

Groveland Master Fund Ltd.

Transaction Date	Number of Shares Purchased (Sold)
10/24/12	352
10/26/12	298
11/8/12	25
11/14/12	30
11/16/12	30
12/13/12	65
2/4/13	100
2/13/13	82
2/14/13	18
2/28/13	600
3/4/13	100
3/8/13	6
3/15/13	44
3/18/13	50
3/19/13	50
3/20/13	50
3/22/13	100
3/26/13	100
3/27/13	100
3/28/13	100
4/2/13	100
4/3/13	100
8/12/13	(250)
9/23/13	503 (Rights Subscription)
11/5/13	(3)
2/28/14	(2,650)
8/27/14	1,221
8/28/14	179
9/4/14	100
9/9/14	200
9/19/14	500
11/5/14	700
Total	3,000

Nicholas J. Swenson

Transaction Date	Number of Shares Purchased (Sold)
4/12/13	345
8/25/14	345 (Rights sold)
Total	345

Seth G. Barkett

Transaction Date	Number of Shares Purchased (Sold)
12/13/12	20
12/14/12	80
2/28/13	25
3/4/13	10
3/15/13	15
3/20/13	10
3/22/13	15
3/26/13	10
3/27/13	15
3/28/13	10
4/3/13	5
5/8/13	(15)
8/7/13	(200)
8/27/14	225
8/29/14	25
9/4/14	25
9/10/14	10
10/8/14	5
10/9/14	10
10/20/14	(300)
Total	0

Arrangements or Understandings with Other Persons

With respect to Groveland, Groveland Capital LLC is entitled to (1) an allocation of a portion of profits, if any, and (2) a management fee based upon a percentage of total capital.  Mr. Swenson has agreements with Groveland whereby he is indemnified by Groveland for any liabilities he may incur in connection with his duties, including the Groveland Group’s intended solicitation of proxies for use at the Annual Meeting.  Groveland will also reimburse the Groveland Nominees for any expenses that they reasonably incur in connection with the Groveland Group’s intended solicitation of proxies for use at the Annual Meeting.

To the knowledge of the Groveland Nominees, they have no arrangement or understandings with any other person pursuant to which they were or are to be selected as  directors or nominees for election as directors of the Company.

As of the date of this letter, none of the Groveland Nominees have retained any person to make solicitations or recommendations to shareholders for the purpose of assisting in their election.

Absence of any Family Relationships

The Groveland Nominees do not have any family relationship with any director or officer of the Company.

Absence of Involvement in Certain Legal Proceedings

To the knowledge of each of the Groveland Nominees, and based on information in such Groveland Nominee’s possession:

a.  Since January 1, 2013, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against the Groveland Nominee, and no receiver, fiscal agent or similar officer has been appointed by a court for the Groveland Nominee’s business or property.  In addition, since January 1, 2013, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which the Groveland Nominee is or was a general partner, or any corporation or business association of which the Groveland Nominee is or was an executive officer.

b.  The Groveland Nominee has not been convicted in a criminal proceeding nor has the Groveland Nominee been the named subject of any criminal proceeding which is presently pending (excluding traffic violations or similar misdemeanors).

c.  Since January 1, 2013, the Groveland Nominee has not been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining (or otherwise limiting) the Groveland Nominee from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

d.  Since January 1, 2013, the Groveland Nominee has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the Groveland Nominee’s right to be engaged in any activity described in clause c. above, or the Groveland Nominee’s right to be associated with persons engaged in any such activity.

e. Since January 1, 2013, the Groveland Nominee has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.

Absence of Certain Transactions

To the best knowledge of the Groveland Nominees, and based on information in their possession, since the beginning of the Company’s last fiscal year, none of them nor any member of their immediate family has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and none of them nor any member of their immediate family has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

Section 16 Compliance

None of the Groveland Nominees is required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock.

* * *

Very truly yours,

GROVELAND MASTER FUND LTD.
   By: Groveland Hedged Credit Fund LLC
   its sole shareholder
   By: Groveland Capital LLC
       its managing member

/s/ Nicholas J. Swenson
By: Nicholas J. Swenson
   its managing member

CONSENT OF PROPOSED NOMINEE

I, Nicholas J. Swenson, hereby consent to be named in the proxy statement of the Groveland Group (as defined in the Notice of Intent to Nominate Directors and Submit Nominees for Election to which this Consent is attached) to be used in connection with its solicitation of proxies from the shareholders of Biglari Holdings Inc. for use in voting at the 2015 Annual Meeting of Shareholders of Biglari Holdings Inc. and I hereby consent and agree to serve as a director of Biglari Holdings Inc. if elected at such Annual Meeting.

/s/ Nicholas J. Swenson
Nicholas J. Swenson

Dated:  November 21, 2014

CONSENT OF PROPOSED NOMINEE

I, Seth G. Barkett, hereby consent to be named in the proxy statement of the Groveland Group (as defined in the Notice of Intent to Nominate Directors and Submit Nominees for Election to which this Consent is attached) to be used in connection with its solicitation of proxies from the shareholders of Biglari Holdings Inc. for use in voting at the 2015 Annual Meeting of Shareholders of Biglari Holdings Inc. and I hereby consent and agree to serve as a director of Biglari Holdings Inc. if elected at such Annual Meeting.

/s/ Seth G. Barkett
Seth G. Barkett

Dated:  November 21, 2014

CONSENT OF PROPOSED NOMINEE

I, Thomas R. Lujan, hereby consent to be named in the proxy statement of the Groveland Group (as defined in the Notice of Intent to Nominate Directors and Submit Nominees for Election to which this Consent is attached) to be used in connection with its solicitation of proxies from the shareholders of Biglari Holdings Inc. for use in voting at the 2015 Annual Meeting of Shareholders of Biglari Holdings Inc. and I hereby consent and agree to serve as a director of Biglari Holdings Inc. if elected at such Annual Meeting.

/s/ Thomas R. Lujan
Thomas R. Lujan

Dated:  November 21, 2014

CONSENT OF PROPOSED NOMINEE

I, James W. Stryker, hereby consent to be named in the proxy statement of the Groveland Group (as defined in the Notice of Intent to Nominate Directors and Submit Nominees for Election to which this Consent is attached) to be used in connection with its solicitation of proxies from the shareholders of Biglari Holdings Inc. for use in voting at the 2015 Annual Meeting of Shareholders of Biglari Holdings Inc. and I hereby consent and agree to serve as a director of Biglari Holdings Inc. if elected at such Annual Meeting.

/s/ James W. Stryker
James W. Stryker

Dated:  November 21, 2014

CONSENT OF PROPOSED NOMINEE

I, Stephen J. Lombardo III, hereby consent to be named in the proxy statement of the Groveland Group (as defined in the Notice of Intent to Nominate Directors and Submit Nominees for Election to which this Consent is attached) to be used in connection with its solicitation of proxies from the shareholders of Biglari Holdings Inc. for use in voting at the 2015 Annual Meeting of Shareholders of Biglari Holdings Inc. and I hereby consent and agree to serve as a director of Biglari Holdings Inc. if elected at such Annual Meeting.

/s/ Stephen J. Lombardo III
Stephen J. Lombardo III

Dated:  November 21, 2014

CONSENT OF PROPOSED NOMINEE

I, Ryan P. Buckley, hereby consent to be named in the proxy statement of the Groveland Group (as defined in the Notice of Intent to Nominate Directors and Submit Nominees for Election to which this Consent is attached) to be used in connection with its solicitation of proxies from the shareholders of Biglari Holdings Inc. for use in voting at the 2015 Annual Meeting of Shareholders of Biglari Holdings Inc. and I hereby consent and agree to serve as a director of Biglari Holdings Inc. if elected at such Annual Meeting.

/s/ Ryan P. Buckley
Ryan P. Buckley

Dated:  November 21, 2014

17